                                                                    EXHIBIT 99.1

DATE:  July 28, 2005

FROM:
DURA Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

Keith R. Marchiando (248) 299-7500

FOR IMMEDIATE RELEASE

               DURA AUTOMOTIVE REPORTS SECOND QUARTER 2005 RESULTS

      ROCHESTER HILLS, Mich., July 28 -- DURA Automotive Systems, Inc. (Nasdaq:
DRRA), today reported revenues of $623.8 million for the second quarter ended July 3, 2005 compared to $658.8 million in the prior year quarter. Net income for the quarter was $3.0 million, or $0.16 per diluted share, compared to net income of $3.3 million, or $0.18 per diluted share, in the prior year quarter. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges, a loss on the early extinguishment of debt, and the favorable settlement of an environmental matter totaled $1.6 million, or $0.09 per diluted share, compared to $11.6 million, or $0.61 per diluted share, in the prior year quarter.

      "Industry volumes continue to be volatile, however, our cost containment and geographic diversity has helped us meet our guidance for the quarter," said Larry Denton, president and chief executive officer of DURA Automotive. "We expect the industry to become even more challenging over the next six months and therefore we must keep our focus on our cost reduction initiatives."

      The decrease in second quarter revenue from the prior year was driven primarily by lower North American automotive and RV production, and unfavorable vehicle platform mix. Partially offsetting these decreases was the benefit received from foreign currency exchange. The decrease in second quarter income from continuing operations from the prior year reflects the impact of lower automotive production and higher raw material prices.

      The facility consolidation charge for the quarter relates to the previously announced headcount reductions associated with DURA's plan to migrate to one enterprise resource planning system and the continuation of the previously announced closure of plants in the U.S. and Germany. The facility consolidation charge before taxes of $2.6 million for the quarter includes $1.1 million of employee severance costs and $1.5 million of facility closure and asset impairment charges.

      The loss on the early extinguishment of debt before taxes of $3.3 million for the quarter relates to the write-off of debt issuance costs in connection with DURA's termination of its previous credit

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DURA Automotive Systems, Inc.
July 28, 2005
Page 2

agreement. The favorable resolution of an environmental matter before taxes of $8.2 million was the result of a negotiated settlement of our exposure during the quarter for less than originally estimated.

SIX-MONTH RESULTS

      For the six month period ended July 3, 2005, revenue totaled $1.2 billion compared to $1.3 billion for the same period in 2004. Net loss for the six month period was $1.9 million, or $0.10 per diluted share, compared to net income of $12.5 million, or $0.66 per diluted share, in the prior year. DURA's adjusted loss from continuing operations for the six months ended July 3, 2005, which excludes facility consolidation and other charges, net of $2.8 million, a loss on the early extinguishment of debt, net of $2.1 million, and the favorable resolution of an environmental matter, net of $5.2 million, totaled a loss of $2.1 million, or $0.11 per diluted share, compared to adjusted income from continuing operations of $22.5 million, or $1.18 per diluted share, in the same period last year.

2005 FULL-YEAR OUTLOOK

      For the full year, our automotive industry production planning assumptions are 15.6 million units for North America and 20.0 million units for Europe. These volume assumptions are consistent with our prior guidance in total, however, DURA's customer and program mix of the production volumes in North America and foreign exchange is anticipated to be more unfavorable in the second half of the year than previously expected. As a result, we are revising our revenue and EBITDA guidance accordingly. Our revised revenue is expected to be $2.3 to $2.4 billion, versus $2.5 billion last year. Adjusted EBITDA is now anticipated to be between $170 and $180 million. Full-year capital spending is expected to be approximately $70 million, interest expense $100 million and depreciation $82 million. We expect net debt to increase by $20 to $40 million for the year. A reconciliation of adjusted EBITDA to the most directly comparable GAAP measures is set forth below.

CONFERENCE CALL

      A conference call to review the second-quarter results is scheduled for July 28, 2005, at 11 a.m. EDT. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Thursday, August 4, 2005, by dialing (303) 590-3000, passcode 11034944.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

      DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules

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DURA Automotive Systems, Inc.
July 28, 2005
Page 3

and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" and "adjusted EBITDA" (non-GAAP financial measures). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net, the favorable resolution of an environmental matter and a loss on early extinguishment of debt, net. Adjusted EBITDA represents income from continuing operations adjusted for facility consolidation and other charges, a loss on early extinguishment of debt, the favorable resolution of an environmental matter, interest, amortization, depreciation and taxes. Management believes that adjusted income from continuing operations and adjusted EBITDA are useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations and adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations and adjusted EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

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DURA Automotive Systems, Inc.
July 28, 2005
Page 4

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                        Three Months Ended           Six Months Ended
                                                       July 3,     June 27,       July 3,       June 27,
                                                         2005         2004          2005           2004
                                                      ---------   ---------     -----------   -----------
Revenues                                              $ 623,834   $ 658,815     $ 1,243,813   $ 1,293,378
Cost of sales                                           545,478     582,132       1,104,876     1,140,030
                                                      ---------   ---------     -----------   -----------
Gross profit                                             78,356      76,683         138,937       153,348

Selling, general and administrative expenses             41,025      39,816          83,198        78,727
Facility consolidation and other charges                  2,624      11,578           4,290        13,026
Amortization expense                                        104         115             216           231
                                                      ---------   ---------     -----------   -----------
Operating income                                         34,603      25,174          51,233        61,364

Interest expense, net                                    24,907      21,539          49,877        42,788
Loss on early extinguishment of debt                      3,349           -           3,349             -
                                                      ---------   ---------     -----------   -----------

Income (loss) from continuing operations before
   provision for income taxes and minority interest       6,347       3,635          (1,993)       18,576

Provision (benefit) for income taxes                      3,391         307            (226)        5,387
                                                      ---------   ---------     -----------   -----------

Income (loss) from continuing operations                  2,956       3,328          (1,767)       13,189

Gain (loss) from discontinued operations, net                 3          12            (106)         (681)
                                                      ---------   ---------     -----------   -----------

Net income (loss)                                     $   2,959   $   3,340     $    (1,873)  $    12,508
                                                      =========   =========     ===========   ===========

Basic earnings (loss) per share:
Income (loss) from continuing operations              $    0.16   $    0.18     $     (0.09)  $      0.72
Discontinued operations                                       -           -           (0.01)        (0.04)
                                                      ---------   ---------     -----------   -----------
Net income (loss)                                     $    0.16   $    0.18     $     (0.10)  $      0.68
                                                      =========   =========     ===========   ===========
Basic shares outstanding                                 18,704      18,442          18,683        18,413
                                                      =========   =========     ===========   ===========

Diluted earnings (loss) per share:
Income (loss) from continuing operations              $    0.16   $    0.18     $     (0.09)  $      0.70
Discontinued operations                                       -           -           (0.01)        (0.04)
                                                      ---------   ---------     -----------   -----------
Net income (loss)                                     $    0.16   $    0.18     $     (0.10)  $      0.66
                                                      =========   =========     ===========   ===========
Diluted shares outstanding                               18,818      18,966          18,683        18,963
                                                      =========   =========     ===========   ===========

Capital expenditures                                  $  13,326   $  13,696     $    27,604   $    29,303

Depreciation                                          $  21,057   $  21,177     $    41,492   $    43,208

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DURA Automotive Systems, Inc.
July 28, 2005
Page 5

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                        Three Months Ended          Six Months Ended
                                                        July 3,    June 27,       July 3,      June 27,
                                                          2005        2004          2005          2004
                                                      ---------   ---------     -----------   -----------
Income (loss) from continuing operations              $   2,955   $   3,328     $    (1,768)  $    13,189
Facility consolidation and other charges, net             1,768       8,248           2,778         9,328
Loss on early extinguishment of debt, net                 2,143           -           2,143             -
Favorable settlement of environmental matter, net        (5,243)          -          (5,243)            -
                                                      ---------   ---------     -----------   -----------
   Adjusted income (loss) from continuing operations  $   1,623   $  11,576     $    (2,090)  $    22,517
                                                      =========   =========     ===========   ===========

Basic earnings (loss) per share:
   Adjusted income (loss) from continuing operations  $    0.09   $    0.63     $     (0.11)  $      1.22
                                                      =========   =========     ===========   ===========
Basic shares outstanding                                 18,704      18,442          18,683        18,413
                                                      =========   =========     ===========   ===========

Diluted earnings (loss) per share:
   Adjusted income (loss) from continuing operations  $    0.09   $    0.61     $     (0.11)  $      1.18
                                                      =========   =========     ===========   ===========
Diluted shares outstanding                               18,818      20,254          18,683        20,252
                                                      =========   =========     ===========   ===========

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DURA Automotive Systems, Inc.
July 28, 2005
Page 6

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                            ADJUSTED EBITDA GUIDANCE
           (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                       Twelve Months Ended

                                                       December 31, 2005

                                                              Range
                                                      ---------------------
                                                        Low          High
                                                      ---------   ---------
Operating Income                                      $      87   $      97
Depreciation expense                                         82          82
Facility consolidation and other charges                      9           9
       Favorable settlement of environmental matter          (8)         (8)
                                                      ---------   ---------
       Adjusted EBITDA                                $      170  $     180

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DURA Automotive Systems, Inc.
July 28, 2005
Page 7

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                        July 3,          December 31,
                               Assets                     2005               2004
                               ------                 ------------      --------------
Current assets:
   Cash and cash equivalents                          $    101,701      $      191,568
   Accounts receivable, net                                345,152             273,956
   Inventories                                             132,805             149,834
   Current portion of derivative instruments                     -               7,746
   Other current assets                                    103,762              92,016
                                                      ------------      --------------
      Total current assets                                 683,420             715,120
                                                      ------------      --------------

Property, plant and equipment, net                         447,848             487,106
Goodwill, net                                              866,486             903,584
Noncurrent portion of derivative instruments                 1,422              10,601
Deferred income taxes and other assets, net                 98,977             107,510
                                                      ------------      --------------
                                                      $  2,098,153      $    2,223,921
                                                      ============      ==============
      Liabilities and Stockholders' Investment

Current liabilities:
   Accounts payable                                   $    259,868      $      270,341
   Accrued liabilities                                     170,403             187,254
   Current maturities of long-term debt                      1,292               2,968
                                                      ------------      --------------
      Total current liabilities                            431,563             460,563
                                                      ------------      --------------

Long-term debt, net of current maturities                  154,832             150,898
Senior notes                                               400,000             400,000
Subordinated notes                                         575,366             589,469
Mandatorily redeemable convertible trust
   preferred securities                                     55,250              55,250
Senior notes - derivative instrument adjustment              1,422              18,347
Other noncurrent liabilities                               129,952             141,903

Stockholders' investment:
   Common stock - Class A                                      187                 186
   Additional paid-in capital                              352,102             351,571
   Treasury stock                                           (2,006)             (2,513)
   Retained deficit                                        (95,215)            (93,342)
   Accumulated other comprehensive income                   94,700             151,589
                                                      ------------      --------------

      Total stockholders' investment                       349,768             407,491
                                                      ------------      --------------

                                                      $  2,098,153      $    2,223,921
                                                      ============      ==============

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